SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2004

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

 (Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 4, 2004, Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, announced that it has reached an agreement with Salem Communications, Inc. to exchange the assets of WIND-AM (560 KHz, licensed to Chicago, Illinois), KOBT-FM (100.7 MHz, licensed to Winnie, Texas), KHCK-AM (1480 KHz, licensed to Dallas, Texas), and KOSL-FM (94.3 MHz, licensed to Jackson, California), serving the Chicago, Northern Houston, Dallas, and Sacramento markets, respectively, for the assets of WZFS-FM (106.7 MHz, licensed to Des Plaines, Illinois) and KSFB-FM (100.7 MHz, licensed to San Raphael, California), serving the Chicago and Northern San Francisco markets, respectively.

The estimated 2004 gross revenues and operating income associated with the stations exchanged in the transaction, excluding WIND-AM, is less than $5.0 million and a loss of $1.0 million, respectively.  The Company will incur a one-time charge of up to $2.5 million related to severance and the closing of its Sacramento facilities.

The transaction is expected to be treated as a “like-kind” exchange of assets and is subject to regulatory approvals and other closing conditions.  The transaction is expected to close in the first quarter of 2005.

Please see Exhibit 99.1 for the related press release dated October 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
Date: October 5, 2004
	By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle
Title: Executive Vice President

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